Exhibit 3.1

Amended Articles of Incorporation, as amended, of the Registrant

CERTIFICATE
OF
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, Chairman of the Board, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation (the "Corporation"), with its principal office at Mayfield Village, Cuyahoga County, Ohio, do hereby certify that on April 20, 1984, in order to consolidate the Corporation's existing Articles of Incorporation and all previously adopted amendments thereto that were in force at that time, the directors of the Corporation, at a meeting duly called and held, duly adopted, pursuant to the authority of Ohio Code Section 1701.72(B), the Amended Articles of Incorporation attached hereto as Exhibit I, to supersede and take the place of the existing Articles of Incorporation and all amendments thereto. A true and correct copy of the resolution as adopted by the directors of the Corporation is attached hereto as Exhibit II.

IN WITNESS WHEREOF, said PETER B. LEWIS, Chairman of the Board, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, acting for and in behalf of said Corporation, have hereunto subscribed their names this 20th day of April, 1984.

                /s/ Peter B. Lewis
                --------------------------------------
                Peter B. Lewis, Chairman of the Board

                /s/ David M. Schneider
                --------------------------------------
                David M. Schneider, Secretary

EXHIBIT I

AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

    FIRST: The name of said corporation shall be THE PROGRESSIVE CORPORATION.

    SECOND: The place in the State of Ohio where its principal office is to be located is Mayfield Village, Cuyahoga County.

    THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 22,000,000 shares, consisting of 2,000,000 Non-Voting Preferred Shares, without par value, and 20,000,000 Common Shares, $1.00 par value.

SECTION 2. ISSUANCE OF PREFERRED SHARES. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Non-Voting Preferred Shares in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Non-Voting Preferred Shares or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

A.	the division of such shares into series and the designation and authorized number of shares of each series,

B.     the dividend rate,

C.     the dates of payment of dividends and the dates from which they are cumulative,

D.     liquidation price,

E.     redemption rights and price,

F.     sinking fund requirements,

G.     conversion rights, and

H.     restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Articles of Incorporation.

SECTION 3. COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all meetings of the shareholders of the corporation, on all propositions before such meetings. Each Common Share shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

FIFTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

SIXTH: Except as otherwise provided in these Articles of Incorporation or the Code of Regulations of the corporation, notwithstanding any provisions in Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, now or hereafter in effect, requiring for any purpose the vote, consent, waiver or release of the holders of a designated proportion (but less than all) of the shares of the corporation or of any particular class or classes of shares, as the case may be, the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the shares of the corporation or of any class or classes of shares, as the case may be, shall be required and sufficient for any such purpose, except that the affirmative vote of the holders of record of 75 percent of the shares having voting power with respect to any such proposal shall be required to amend, alter, change or repeal Article NINTH of these Articles or the provisions of this Article SIXTH dealing with the amendment, alteration, change or repeal of Article NINTH.

SEVENTH: To the extent permitted by law, the corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class issued by it at such times, for such considerations and upon such terms and conditions as its Board of Directors may determine.

EIGHTH: These Amended Articles of Incorporation shall supersede and take the place of the heretofore existing Articles of Incorporation of the corporation and all amendments thereto.

NINTH: The affirmative vote of the holders of record of 75 percent of the shares having voting power with respect to any such proposal and the affirmative vote of a majority of such holders of record other than shares held or beneficially owned by a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any Related Person; provided, however, that the 75 percent voting requirement and the majority voting requirement of holders of record of shares other than a Related Person shall not be applicable if:

    1. A majority of the "Continuing Directors" of the Corporation (as hereinafter defined) have approved the Business Combination; or
    2. The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Shares of the corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalization and for share splits, share dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's Common Shares.

For the purposes of this Article NINTH:

(a) The term "Business Combination" shall mean (i) any merger or consolidation of the corporation or a subsidiary with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (vi) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(b) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on September 1, 1982 at Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on September 1, 1982 at Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding Common Shares of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

(c) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

(d) Without limitation, any Common Shares of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

(e) For the purposes of sub-paragraph (2) of this Article NINTH, the term "other consideration to be received" shall include, without limitation, Common Shares of the corporation retained by its existing public shareholders in the event of a Business Combination in which the corporation is the surviving corporation.

(f) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

EXHIBIT II
THE PROGRESSIVE CORPORATION
DIRECTORS RESOLUTION

RESOLVED, that to consolidate the Company's existing Articles of Incorporation and all previously adopted amendments thereto, the Amended Articles of Incorporation presented to this meeting are hereby adopted to supersede and take the place of the existing Articles and all amendments thereto.

CERTIFICATE OF AMENDMENT
TO
THE AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, Chairman of the Board, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the "Company"), do hereby certify that a meeting of the shareholders of the Company was duly called and held on April 25, 1986, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on proposals to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be, and the same hereby is, amended to be and read in its entirety as follows:

FOURTH: SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 52,000,000 shares, consisting of 2,000,000 Non-Voting Preferred Shares, without par value, and 50,000,000 Common Shares, $1.00 par value.

SECTION 2. ISSUANCE OF PREFERRED SHARES. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Non-Voting Preferred Shares in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Non-Voting Preferred Shares or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

A. the division of such shares into series and the designation and authorized number of shares of each series,
B.     the dividend rate,

C. the dates of payment of dividends and the dates from which they are cumulative,

D. liquidation price,

E. redemption rights and price,

F. sinking fund requirements,

G. conversion rights, and

H. restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Amended Articles of Incorporation.

SECTION 3. COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Each Common Share shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

IN WITNESS WHEREOF, said PETER B. LEWIS, Chairman of the Board, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, acting for and in behalf of said corporation, have hereunto subscribed their names this 25th day of April, 1986.

/s/ Peter B. Lewis
--------------------------------
Peter B. Lewis, Chairman

/s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
THE AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, Chairman of the Board, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation for profit with its principal office at 6300 Wilson Mills Road, Mayfield Village, Cuyahoga County, Ohio (the "Company"), do hereby certify that a meeting of the shareholders of the Company was duly called and held on April 24, 1987, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on proposals to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that Article FOURTH of the Company's Amended Articles of Incorporation be, and the same hereby is, amended to be and read in its entirety as follows:

FOURTH: SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 110,000,000 shares, consisting of 10,000,000 Non-Voting Preferred Shares, without par value, and 100,000,000 Common Shares, $1.00 par value.

SECTION 2. ISSUANCE OF PREFERRED SHARES. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Non-Voting Preferred Shares in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Non-Voting Preferred Shares or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

A.	the division of such shares into series and the designation and authorized number of shares of each series,

B.	the dividend rate,

C.	the dates of payment of dividends and the dates from which they are cumulative,

D.	liquidation price,

E.	redemption rights and price,

F.	sinking fund requirements,

G.	conversion rights, and

H.	restrictions on the issuance of such shares.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Amended Articles of Incorporation.

SECTION 3. COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Each Common Share shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

IN WITNESS WHEREOF, said PETER B. LEWIS, Chairman of the Board, and
DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, acting for and in behalf of said corporation, have hereunto subscribed their names this 24th day of April, 1987.

/s/ Peter B. Lewis
--------------------------------
Peter B. Lewis, Chairman

/s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, President, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the "Company"), do hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 19, 1991, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that Article Fourth of the Company's Amended Articles of Incorporation be, and the same hereby is, deleted in its entirety and there is substituted therefor the following:

Article Fourth. The authorized number of shares of the corporation is 125,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called "Serial Preferred Shares"), 5,000,000 Voting Preference Shares, without par value (hereinafter called "Voting Preference Shares"), and 100,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares").

DIVISION A

The Serial Preferred Shares shall have the following express terms:

Section 1. Series. The Serial Preferred Shares may be issued from time to time in one or more series. All shares of Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Serial Preferred Shares shall rank on a parity with and be identical to all Voting Preference Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Serial Preferred Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 7, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

(a)     The designation of the series, which may be by distinguishing number, letter or title;
(b)     The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);
(c)     The dividend rate or rates of the series;
(d)     The dates on which and the period or periods for which dividends, if declared, shall be payable and the date or dates from which dividends shall accrue and be cumulative;

(e)    The redemption rights and price or prices, if any, for shares of the series;
(f)     The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;
(g)     The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;
(h)    Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and
(i)    Restrictions (in addition to those set forth in Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

Section 2. Dividends.

(a)    The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available for Serial Preferred Shares and Voting Preference Shares and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Serial Preferred Shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Preference Shares of all series then issued and outstanding and entitled to receive such dividend.

(b)    So long as any Serial Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of the corporation ranking junior to the Serial Preferred Shares received by the corporation subsequent to the date of first issuance of Serial Preferred Shares of any series, unless:

(1)    All accrued and unpaid dividends on Serial Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(2)    There shall be no arrearages with respect to the redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

Section 3. Redemption.
(a)    Subject to the express terms of each series and to the provisions of Subsection 5(c)(3) of this Division, the corporation:

(1)    May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Serial Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

(2)     Shall, from time to time, make such redemptions of each series of Serial Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division;

and shall in each case pay all accrued and unpaid dividends to the redemption date.
(b)     (1)     Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Serial Preferred Shares so to be redeemed amounts equal to the redemption price of the Serial Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Serial Preferred Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2)    If the holders of Serial Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.
(c)    Any Serial Preferred Shares which are (1) redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Serial Preferred Shares without serial designation.

Section 4. Liquidation.
(a)    (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Serial Preferred Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares and Voting Preference Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Serial Preferred Shares and Voting Preference Shares in proportion to the full preferential amount to which each such share is entitled.
(2)    After payment to the holders of Serial Preferred Shares of the full preferential amounts as aforesaid, the holders of Serial Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.
(b)    The merger or consolidation of the corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5. Voting.
(a)    The holders of Serial Preferred Shares shall have no voting rights, except as provided in this Section or required by law.
(b)    (1)    If, and so often as, the corporation shall be in default in the payment of the equivalent of the full dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Serial Preferred Shares of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of

Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.
(2)    In the event of default entitling the holders of Serial Preferred Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least 10% of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect directors, the holders of 50% of the Serial Preferred Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as herein provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of directors of the corporation, the two directors who may be elected by the holders of Serial Preferred Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of directors of the corporation nor require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the corporation, the two directors elected by the holders of Serial Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.
(3)     Upon any divesting of the special class voting rights of the holders of the Serial Preferred Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
(c)    The affirmative vote or consent of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

(1)    Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; provided, however, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Serial Preferred Shares or of any shares ranking on a parity with or junior to the Serial Preferred Shares nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;
(2)     The authorization, creation or the increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the Serial Preferred Shares; or
(3)     The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 6. Pre-emptive Rights. No holder of Serial Preferred Shares as such, shall have any pre-emptive right to purchase, have offered to him for purchase or subscribe for any of the corporation's shares or other securities of any class, whether now or hereafter authorized.

Section 7. Definitions. For the purposes of this Division:

(a)     Whenever reference is made to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Serial Preferred Shares;

(b)    Whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all Voting Preference Shares and all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and

(c)    Whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the corporation other than those defined under

Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Serial Preferred Shares.

DIVISION B

The Voting Preference Shares shall have the following express terms:

Section 1. Series. The Voting Preference Shares may be issued from time to time in one or more series. All shares of Voting Preference Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. All Voting Preference Shares shall rank on a parity with and be identical to all Serial Preferred Shares except in respect of (i) the matters that may be fixed by the Board of Directors as provided in clauses (a) through (i), both inclusive, of this Section and (ii) the voting rights and provisions for consents relating to Voting Preference Shares as fixed and determined by Section 5 of this Division. Subject to the provisions of Sections 2 through 7, both inclusive, of this Division, which provisions shall apply to all Voting Preference Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

(a)    The designation of the series, which may be by distinguishing number, letter or title;
(b)    The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);
(c)     The dividend rate or rates of the series;
(d)    The dates on which and the period or periods for which dividends, if declared, shall be payable and the date or dates from which dividends shall accrue and be cumulative;
(e)    The redemption rights and price or prices, if any, for shares of the series;
(f)    The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;
(g)     The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;
(h)     Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and
(i)     Restrictions (in addition to those set forth in Subsection 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), both inclusive, of this Section and is authorized to take such actions with respect thereto as may be required by law in order to effect such amendments.

Section 2. Dividends.
(a)     The holders of Voting Preference Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Voting Preference Shares, shall be entitled to receive out of any funds legally available for Voting Preference Shares and Serial Preferred Shares and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Voting Preference Shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective annual dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Voting Preference Shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.
(b)    So long as any Voting Preference Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Voting Preference Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Voting Preference Shares, nor shall any Common Shares or any other shares ranking junior to the Voting Preference Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of the corporation ranking junior to the Voting Preference Shares received by the corporation subsequent to the date of first issuance of Voting Preference Shares of any series, unless:
(1)    All accrued and unpaid dividends on Voting Preference Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and
(2)    There shall be no arrearages with respect to the redemption of Voting Preference Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

Section 3. Redemption.
(a)    Subject to the express terms of each series and the provisions of Subsection 5(c)(6) of this Division, the corporation:
(1)    May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Voting Preference Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

(2)    Shall, from time to time, make such redemptions of each series of Voting Preference Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

(b)    (1)     Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Voting Preference Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Voting Preference Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Voting Preference Shares so to be redeemed amounts equal to the redemption price of the Voting Preference Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Voting Preference Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2)     If the holders of Voting Preference Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)    Any Voting Preference Shares which are (1) redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Voting Preference Shares without serial designation.

Section 4. Liquidation.

(a)    (1)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Voting Preference Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Voting Preference Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Voting Preference Shares and Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Voting Preference Shares and Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

(2)    After payment to the holders of Voting Preference Shares of the full preferential amounts as aforesaid, the holders of Voting Preference Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.

(b)     The merger or consolidation of the corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5. Voting.

(a)     The holders of Voting Preference Shares shall be entitled at all times to one vote for each share and, except as otherwise provided in this Section or required by law, the holders of Voting Preference Shares and the holders of Common Shares shall vote together as a class on all matters presented, subject, however, to the special voting rights of the holders of Serial Preferred Shares as provided in Section 5 of Division A hereof.

(b)    (1)    If, and so often as, the corporation shall be in default in the payment of the equivalent of the full dividends on any series of Voting Preference Shares at the time outstanding, whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of Voting Preference Shares of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of Voting Preference Shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding Voting Preference Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Voting Preference Shares of all series then outstanding shall have been paid, whereupon the holders of Voting Preference Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

(2) In the event of default entitling the holders of Voting Preference Shares to elect two directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least 10% of the Voting Preference Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of Voting Preference Shares. At any meeting at which the holders of Voting Preference Shares shall be entitled to elect directors, the holders of 50% of the Voting Preference Shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Voting Preference Shares are entitled to elect as herein provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of directors of the corporation, the two directors who may be elected by the holders of Voting Preference Shares pursuant to this Subsection shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of directors of the corporation or require the resignation of any director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other directors of the corporation, the two directors elected by the holders of Voting Preference Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

(3) Upon any divesting of the special class voting rights of the holders of the Voting Preference Shares in respect of elections of directors as provided in this Subsection, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) The affirmative vote or consent of the holders of at least two-thirds of the Voting Preference Shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Voting Preference Shares are concerned, such action may be effected with such vote or consent):

(1) The sale, lease or conveyance by the corporation of all or substantially all of its assets;

(2) The merger or consolidation of the corporation into or with any other corporation or the merger of any other corporation into it;

(3)     The voluntary liquidation, dissolution or winding up of the affairs of the corporation;

(4)    Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Voting Preference Shares; provided, however, that for the purpose of this paragraph only, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Voting Preference Shares or of any shares ranking on a parity with or junior to the Voting Preference Shares nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Voting Preference Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Voting Preference Shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

(5)     The authorization, creation or the increase in the authorized amount of any shares, or any security convertible into shares, in either case ranking prior to the Voting Preference Shares; or

(6)     The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Voting Preference Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Voting Preference Shares, unless all dividends on all Voting Preference Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Section 6. Pre-emptive Rights. No holder of Voting Preference Shares as such shall have any pre-emptive right to purchase or subscribe for any of the corporation's shares or other securities of any class, whether now or hereafter authorized.

Section 7. Definitions. For the purposes of this Division:

(a)    Whenever reference is made to shares "ranking prior to the Voting Preference Shares," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Voting Preference Shares;

(b)     Whenever reference is made to shares "on a parity with the Voting Preference Shares," such reference shall mean and include all Serial Preferred Shares and all other shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Voting Preference Shares; and

(c)     Whenever reference is made to shares "ranking junior to the Voting Preference Shares," such reference shall mean and include all shares of the corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Voting Preference Shares.

DIVISION C

The Common Shares shall have the following express terms:

The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof and to the express terms of the Voting Preference Shares and any series thereof. Each Common Share shall be equal to every other Common Share and the holders thereof shall be entitled to one vote for each Common Share on all matters presented. No holder of Common Shares shall have any pre-emptive right to purchase or subscribe for any of the corporation's shares or other securities of any class, whether now or hereafter authorized.

IN WITNESS WHEREOF, Peter B. Lewis, President, and David M. Schneider, Secretary, of The Progressive Corporation, acting for and on its behalf do hereunto subscribe their names this 19th day of April, 1991.

    /s/ Peter B. Lewis
--------------------------------
Peter B. Lewis, President

    /s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, President, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation for profit with its principal office in Mayfield Village, Cuyahoga County, Ohio (the "Company"), do hereby certify that a Written Action Taken Without A Meeting of the Executive Committee of the Board of Directors of the Company was duly executed by all members of the Executive Committee of the Board of Directors and that the following resolution to amend the Amended Articles of Incorporation of the Company was adopted pursuant to said Written Action Taken Without A Meeting by the Executive Committee of the Board of Directors of the Company pursuant to the authority of Section 1701.70(B)(1) and 1701.73(A) of the Ohio Revised Code and Section 1 of Division A of Article Fourth of said Amended Articles of Incorporation:

RESOLVED, that the Amended Articles of Incorporation of the Company be and they hereby are amended by adding at the end of Division A of Article FOURTH thereof a new Section 8 reading as follows:

Section 8. 9 3/8% Serial Preferred Shares, Series A. Of the 20,000,000 authorized Serial Preferred Shares, without par value, 4,600,000 shares are designated as a series entitled "9 3/8% Serial Preferred Shares, Series A" (hereinafter called "Series A Shares"). The Series A Shares shall have the express terms set forth in this Division as being applicable to all Serial Preferred Shares as a class and, in addition, the following express terms applicable to all Series A Shares as a series of Serial Preferred Shares:

(a)	The annual dividend rate of the Series A Shares shall be 9 3/8% of the liquidation preference of $25.00 per share.

(b)
Dividends on Series A Shares shall be payable, if declared, quarterly on March 31, June 30, September 30 and December 31 of each year, the first quarterly dividend being payable, if declared, on June 30, 1991. The dividends payable for each full quarterly dividend period on each Series A Share shall be $.5859375.

Dividends for the initial dividend period on the Series A Shares, or for any period shorter or longer than a full dividend period on the Series A Shares, shall be computed on the basis of 30-day months and a 360-day year. The aggregate dividend payable quarterly to each holder of Series A Shares shall be rounded to the nearest one cent with $.005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, not less than 15 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the corporation's Board of Directors.

(c)    Dividends on Series A Shares shall be cumulative as follows:

(1)
With respect to shares included in the initial issue of Series A Shares and shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of Series A Shares, dividends shall be cumulative from the date of the initial issue of Series A Shares; and

(2)
With respect to shares issued any time after the aforesaid record date, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on Series A Shares and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

(d)	Subject to the provisions of Subsection 5(c)(3) of this Division, the Series A Shares shall be redeemable in the manner provided in Subsections 3(b)(1) and (2) of this Division as follows:

(1)
Except as provided in clause (2) of this Subsection (d), the Series A Shares may not be redeemed prior to May 31, 1996. At any time or from time to time on and after May 31, 1996, the corporation, at its option, may redeem all or any part of the Series A Shares at a redemption price of $25.00 per share plus, in each case, an amount equal to all dividends accrued and unpaid thereon to the redemption date.

(2)
Prior to May 31, 1996, the corporation, at its option, may redeem all, but not less than all, of the outstanding Series A Shares if the holders of such shares shall be entitled to vote upon or consent to any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Series A Shares, as specified under Subsection 5(c)(1) of this Division, and all of the following conditions have been satisfied: (a) the corporation shall have requested the vote or consent of the holders of the Series A Shares to such amendment, alteration or repeal, stating in such request that failing the requisite favorable vote or consent the corporation will have the option to redeem such shares, (b) the corporation shall not have received the requisite favorable vote or consent within 60 days after making such request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of Series A Shares to vote upon such approval or grant such consent) and (c) such amendment, alteration or repeal, whether in connection with a merger, consolidation or otherwise, shall be effected on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid at a redemption price of $25.00 per Series A Share plus an amount equal to all dividends accrued and unpaid thereon to the redemption date.

(e)
The amount payable per Series A Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation shall be $25.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

IN WITNESS WHEREOF, Peter B. Lewis, President, and David M. Schneider, Secretary, of The Progressive Corporation, acting for and on its behalf do hereunto subscribe their names this fourteenth day of May, 1991.

/s/ Peter B. Lewis
--------------------------------
Peter B. Lewis, President

/s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

PETER B. LEWIS, President, and DAVID M. SCHNEIDER, Secretary, of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the "Company"), do hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 23, 1993 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that the first paragraph of Article FOURTH of the Company's Amended Articles of Incorporation, which precedes DIVISION A thereof be, and the same is, hereby amended and restated in its entirety to provide as follows:

FOURTH. The authorized number of shares of the corporation is 225,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called "Serial Preferred Shares"), 5,000,000 Voting Preference Shares, without par value (hereinafter called "Voting Preference Shares"), and 200,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares”).

IN WITNESS WHEREOF, Peter B. Lewis, President, and David M. Schneider, Secretary of The Progressive Corporation, acting for and on its behalf do hereunto subscribe their names this 23rd day of April, 1993.

/s/ Peter B. Lewis
--------------------------------
Peter B. Lewis, President

/s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

DAVID M. SCHNEIDER, Secretary of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the "Company"), does hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 24, 1998, at which meeting a quorum of the Shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that the first paragraph of Article FOURTH of the Company's Amended Articles of Incorporation, which precedes DIVISION A thereof be, and the same is, hereby amended and restated in its entirety to provide as follows:

FOURTH. The authorized number of shares of the corporation is 325,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called "Serial Preferred Shares"), 5,000,000 Voting Preference Shares, without par value (hereinafter called "Voting Preference Shares"), and 300,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares").

IN WITNESS WHEREOF, David M. Schneider, Secretary of The Progressive Corporation, acting for and on behalf of said corporation, does hereunto subscribe his name this 24th day of April, 1998.

/s/ David M. Schneider
--------------------------------
David M. Schneider, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION
Charter #: 337395

CHARLES E. JARRETT, Secretary of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the "Company"), does hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 18, 2003, at which meeting a quorum of the Shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company's Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that the first paragraph of Article FOURTH of the Company's Amended Articles of Incorporation, which precedes DIVISION A thereof be, and the same is, hereby amended and restated in its entirety to provide as follows:

Article FOURTH. The authorized number of shares of the corporation is 625,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called "Serial Preferred Shares"), 5,000,000 Voting Preference Shares, without par value (hereinafter called "Voting Preference Shares"), and 600,000,000 Common Shares, $1.00 par value (hereinafter called "Common Shares").

IN WITNESS WHEREOF, Charles E. Jarrett, Secretary of The Progressive Corporation, acting for and on behalf of said corporation, does hereunto subscribe his name this 18th day of April, 2003.

/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION
(Charter No: 337395)

CHARLES E. JARRETT, Secretary of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the “Company”), does hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 21, 2006, at which meeting a quorum of the Shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that the first paragraph of Article FOURTH of the Company’s Amended Articles of Incorporation, which precedes DIVISION A thereof, be, and the same is, hereby amended and restated in its entirety to provide as follows:

Article FOURTH. The authorized number of shares of the corporation is 925,000,000, consisting of 20,000,000 Serial Preferred Shares, without par value (hereinafter called “Serial Preferred Shares”), 5,000,000 Voting Preference Shares, without par value (hereinafter called “Voting Preference Shares”), and 900,000,000 Common Shares, $1.00 par value (hereinafter called “Common Shares”).

IN WITNESS WHEREOF, Charles E. Jarrett, Secretary of The Progressive Corporation, acting for and on behalf of said corporation, does hereunto subscribe his name this 21st day of April, 2006.

/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION
(Charter No: 337395)

CHARLES E. JARRETT, Secretary of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the “Company”), does hereby certify that a meeting of the Shareholders of the Company was duly called and held on April 18, 2008, at which meeting a quorum of the Shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on a proposal to amend the Company’s Amended Articles of Incorporation, the following resolution was adopted:

RESOLVED, that amendments to the Company’s Amended Articles of Incorporation and Code of Regulations to adopt a majority voting standard in uncontested elections of directors, as described in Item 2 of the Proxy Statement dated March 7, 2008, are hereby approved and adopted in all respects;

and that, pursuant to such resolution, the following new Article TENTH is added to the Company’s Amended Articles of Incorporation:

TENTH. At each meeting of shareholders for the election of directors, each nominee who receives a majority of the votes cast with respect to his or her nomination shall be elected as a director; provided, however, that, in the event the number of nominees exceeds the number of directors to be elected, the nominees receiving the greatest number of votes shall be elected. In determining which voting standard will apply in an election of directors, the number of nominees and number of directors to be elected at such meeting shall be determined as of the date that is fourteen (14) days prior to the date the corporation files its definitive proxy statement relating to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. For purposes of this Article TENTH, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” his or her election.

IN WITNESS WHEREOF, Charles E. Jarrett, Secretary of The Progressive Corporation, acting for and on behalf of said corporation, does hereunto subscribe his name this 18th day of April, 2008.

/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

CERTIFICATE OF AMENDMENT
TO
AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION
(Charter No: 337395)

CHARLES E. JARRETT, Secretary of The Progressive Corporation, an Ohio corporation for profit with its principal office at Mayfield Village, Cuyahoga County, Ohio (the “Corporation”), does hereby certify that a meeting of the Shareholders of the Corporation was duly called and held on May 13, 2016, at which meeting a quorum of the Shareholders of record, as of the record date for such meeting, was present in person or by proxy, and:

A. Pursuant to a proposal to amend the Company’s Amended Articles of Incorporation, the following resolution was adopted by the affirmative vote of the holders of 75 percent of the shares having voting power of the Corporation:

RESOLVED, that in accordance with the applicable provisions of Chapter 1701 of the Ohio Revised Code     and the Company’s Amended Articles of Incorporation, as amended through the date hereof (the     “Articles”), the following amendments to the Articles be, and hereby are, adopted:

1. Article SIXTH of the Articles be, and hereby is, deleted and replaced in its entirety to read as             follows:
“SIXTH: Except as otherwise provided in these Articles of Incorporation or the Code of                 Regulations of the corporation, notwithstanding any provisions in Sections 1701.01 to 1701.98,             inclusive, of the Ohio Revised Code, now or hereafter in effect, requiring for any purpose the vote,         consent, waiver or release of the holders of a designated proportion (but less than all) of the shares         of the corporation or of any particular class or classes of shares, as the case may be, the vote,             consent, waiver or release of the holders of shares entitling them to exercise a majority of the             voting power of the shares of the corporation or of any class or classes of shares, as the case may             be, shall be required and sufficient for any such purpose."
2. The first paragraph of Article NINTH of the Articles be, and hereby is, deleted and replaced             in its entirety to read as follows:
“NINTH: The affirmative vote of the holders of record of a majority of the shares having voting             power with respect to any such proposal shall be required for the approval or authorization of any             “Business Combination” (as hereinafter defined) of the corporation with any Related Person;             provided, however, that the majority voting requirement shall not be applicable if:”; and

B. Pursuant to a proposal to amend the Company’s Amended Articles of Incorporation, the following resolution was adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation:
RESOLVED, that in accordance with the applicable provisions of Chapter 1701 of the Ohio Revised Code     and the Company’s Amended Articles of Incorporation, as amended through the date hereof (the     “Articles”), the following amendments to the Articles be, and hereby are, adopted:

1. Section 5(c) of Division B of Article Fourth (Terms of the Voting Preference Shares) be, and hereby is, deleted and replaced with Sections 5(c) and 5(d), reading in their entirety as follows:

“(c) The affirmative vote or consent of the holders of at least two-thirds of the Voting Preference Shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Voting Preference Shares are concerned, such action may be effected with such vote or consent):

(1) Any amendment, alteration or repeal, whether by merger, consolidation or     otherwise, of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the corporation which affects adversely the preferences or voting     or other rights of the holders of Voting Preference Shares; provided, however, that for the purpose of this paragraph only, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Voting Preference Shares or of any shares ranking on a parity with or junior to the Voting Preference Shares nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Voting Preference Shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Voting Preference Shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

(2) The authorization, creation or the increase in the authorized amount of any shares,     or any security convertible into shares, in either case ranking prior to the Voting Preference Shares; or

(3) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Voting Preference Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Voting Preference Shares, unless all dividends on all Voting Preference Shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

(d) The affirmative vote or consent of the holders of at least a majority of the Voting Preference     Shares at the time outstanding, voting or consenting separately as a class, given in person or b

y proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Voting Preference Shares are concerned, such action may be effected with such vote or consent):

(1) The sale, lease or conveyance by the corporation of all or substantially all of its assets;
(2) The merger or consolidation of the corporation into or with any other corporation or the merger of any other corporation into it; or

(3) The voluntary liquidation, dissolution or winding up of the affairs of the corporation."

2. The first paragraph of Section 3(a) of Division B of Article Fourth (Terms of the Voting             Preference Shares) be, and hereby is, deleted and replaced in its entirety to read as follows:

“(a) Subject to the express terms of each series and the provisions of Subsection 5(c)(3) of this             Division, the corporation:"

IN WITNESS WHEREOF, Charles E. Jarrett, Secretary of The Progressive Corporation, acting for and on behalf of said corporation, does hereunto subscribe his name this 16th day of May, 2016.

/s/ Charles E. Jarrett
Charles E. Jarrett, Vice President and Secretary

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
OF
THE PROGRESSIVE CORPORATION

RESOLVED, that the Amended Articles of Incorporation of the Company be and they hereby are amended by adding at the end of Division A of Article FOURTH thereof a new Section 9 reading as follows:
Section 9. Series B Fixed-to-Floating Rate Cumulative Perpetual Serial Preferred Shares. Of the 20,000,000 authorized Serial Preferred Shares, without par value, 500,000 shares are designated as a series entitled "Series B Fixed-to-Floating Rate Cumulative Perpetual Serial Preferred Shares" (hereinafter called "Series B Shares"). The Series B Shares shall have the express terms set forth in this Division as being applicable to all Serial Preferred Shares as a class and, in addition, the following express terms applicable to all Series B Shares as a series of Serial Preferred Shares:
(a) General. The Series B Shares have a liquidation preference of $1,000 per share (the “stated amount”). The Series B Shares are perpetual and do not have any maturity date, and will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series B Shares do not have any preemptive rights. The Series B Shares are not convertible into or exchangeable for property or shares of any other series or class. The Board of Directors (or a duly authorized committee of the Board) may increase (but not in excess of total number of authorized Serial Preferred Shares) or decrease (but not below the number of Series B Shares then outstanding) the number of designated Series B Shares from time to time before or after the issuance thereof (but not below the number of Series B Shares then outstanding).
(b) Dividends.
(1) Fixed-to-Floating. Cumulative cash dividends on Series B Shares shall be payable, when and as declared by the Board of Directors (or a duly authorized committee of the Board), but only out of funds legally available therefor, as follows: (i) for each dividend period during the fixed-rate period, at an annual rate of 5.375% of the stated amount per share, and no more, payable semi-annually in arrears on the 15th day of each March and September, respectively, in each year, beginning on September 15, 2018; and (ii) for each dividend period during floating-rate period, at an annual rate equal to Three Month LIBOR for such dividend period plus a spread of 2.539% applied to the stated amount per share, and no more, payable quarterly in arrears on the 15th day of each March, June, September and December, respectively, in each year, beginning on June 15, 2023.
(2) Amount. The amount of the dividend per Series B Share will be calculated (i) for each dividend period (or portion thereof) in the fixed-rate period, on the basis of a 360-day year consisting of twelve 30-day months, and (ii) for each dividend period (or portion thereof) in the floating-rate period, based on the actual number of days in the dividend period and a 360-day year.
(3) Record and Payment Date. Each date on which dividends are payable pursuant to the foregoing clauses, subject to adjustment as provided below, is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board) in advance of payment of each particular dividend. If any day on or before March 15, 2023 that would otherwise be a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series B Shares, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per Series B Share). If any day after March 15, 2023 that would otherwise be a dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends on the Series B Shares, when, as and if declared, will be paid on such next succeeding business day.
(4) Accrual. With respect to the initial issuance of Series B Shares, dividends shall accrue from the date of initial issuance. With respect to any Series B Shares issued after such date of initial issuance, such additional Series B Shares may only be issued if they are fungible for U.S. tax purposes with all of the Series B Shares initially issued and dividends shall accrue from the most recent dividend payment date prior to the date such additional Series B Shares are issued (or, if no dividend payment date has occurred at the time such additional Series B Shares are issued, from the date of initial issuance of Series B Shares).
(5) Calculation Agent. The corporation will appoint a calculation agent for the Series B Shares prior to the commencement of the floating-rate period and will keep a record of such appointment at its principal offices, which will be available to any shareholder upon request. The corporation may appoint itself or an affiliate of the corporation as calculation agent.
(c) Redemption.
(1) Subject to the provisions of Subsection 5(c)(3) of this Division, the Series B Shares shall be redeemable in the manner provided in Subsections 3(b)(1) and (2) of this Division as follows:
(i) The corporation may, at the option of the Board of Directors (or a duly authorized committee of the Board), redeem the Series B Shares in whole, but not in part, at any time prior to March 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a cash redemption price per share equal to $1,020, together with an amount equal to all accrued and unpaid dividends to, but excluding, the redemption date, or
(ii) The corporation may, at the option of the Board of Directors (or a duly authorized committee of the Board), redeem the Series B Shares in whole or in part, from time to time on or after March 15, 2023 at a cash redemption price per share equal to the stated amount, together with an amount equal to all accrued and unpaid dividends to, but excluding, the redemption date, except that, in each case, any accrued and unpaid dividends payable on a redemption date that occurs subsequent to an applicable record date that has been fixed by the Board of Directors (or a duly authorized committee of the Board) for a dividend payment date that shall not yet have occurred at the time of redemption shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
(2) Each notice of redemption given to a holder of Series B Shares shall state: (i) the redemption date; (ii) the number of shares of the Series B Shares to be redeemed and, if less than all shares of the Series B Shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends will cease to accrue on the redemption date.
(d) Liquidation. The amount payable per Series B Share in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation shall be the stated amount, plus an amount equal to all dividends accrued and unpaid thereon as provided in Section 4 of this Division A.
(e) Definitions. As used with respect to the Series B Shares:
“Dividend period” means each period commencing on (and including) a dividend payment date and continuing to, but excluding, the next succeeding dividend payment date, except that the first dividend period for the initial issuance of Series B Shares shall commence on (and include) the original issue date.
“Fixed-rate period” means the period commencing on the date of the initial issuance of Series B Shares and continuing to, but excluding, March 15, 2023.
“Floating-rate period” means the period commencing on the dividend payment date in the month of March 2023 and continuing to, but excluding, the first date, if any, as of which all shares of Series B Shares have been redeemed.
A “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.
“Three Month LIBOR” means the London interbank offered rate (“LIBOR”) for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant dividend determination date, provided that:
(1) If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with the corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.
(2) Otherwise, the calculation agent, after consultation with the corporation, will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, Three Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided.
(3) Otherwise, the calculation agent, after consulting with the corporation and such sources as it deems comparable to any of the foregoing quotations or display page, or any such sources as it deems reasonable from which to estimate Three Month LIBOR or any of the foregoing lending rates, shall determine Three Month LIBOR for the relevant dividend period in its sole discretion.
Notwithstanding the foregoing: (i) if the calculation agent determines on the relevant dividend determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the calculation agent determines there is an industry-accepted successor base rate, then the calculation agent shall use such successor base rate; and (ii) if the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
The establishment of Three Month LIBOR for each dividend period by the calculation agent shall (in the absence of manifest error) be final and binding.
“Dividend determination date” means, with respect to a dividend period during the floating-rate period, the second London banking day prior to the beginning of such dividend period.
“London banking day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 194, as amended, that then publishes a rating for the corporation (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Shares, which amendment, clarification or change results in:
(1) The shortening of the length of time the Series B Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series B Shares; or
(2) The lowering of the equity credit (including up to a lesser amount) assigned to the Series B Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series B Shares.